UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 29, 2015
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.    Other Information.

On June 29, 2015, the United States District Court for the Northern District of California granted InterDigital Technology Corporation’s motion for a preliminary anti-suit injunction against Pegatron Corporation in the matter of InterDigital Technology Corporation, et al. v. Pegatron Corporation, Case No. 15-CV-02584-LHK (N.D. Cal.) (“NDCA Action”).  The court’s order requires that Pegatron take immediate steps to dismiss a lawsuit that Pegatron had filed against InterDigital in February 2015 in the Taiwan Intellectual Property Court (Pegatron Corporation v. InterDigital Technology Corporation, 104-Min-Pu-Tze-No. 17) (“Taiwan Action”), which alleges that certain terms of InterDigital’s Patent License Agreement (“PLA”) with Pegatron violate the Taiwan Fair Trade Act.  Because InterDigital believes the issues raised in the Taiwan Action are subject to the dispute resolution procedures of the parties’ PLA, InterDigital initiated an arbitration relating to these issues in June 2015, and then filed the NDCA Action seeking an anti-suit injunction barring Pegatron from prosecuting the Taiwan Action and compelling Pegatron to arbitrate the issues raised in the Taiwan Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: June 30, 2015